Exhibit 99.1

Contact: James Edgemond

Phone: (301) 608-9292

E-mail: jedgemond@unither.com

NILDA MESA JOINS THE

UNITED THERAPEUTICS CORPORATION BOARD OF DIRECTORS

Silver Spring, MD and Research Triangle Park, NC, November 1, 2018 — United Therapeutics Corporation (NASDAQ: UTHR) announced today the appointment of Nilda Mesa to its Board of Directors as an independent director. The appointment is effective as of October 31, 2018.

Mesa has had a long and innovative career in environment, energy and sustainability at the city, state, national and global levels, and now writes and presents extensively on climate, energy, equity and urban systems relating to them. From 2012-2014, Mesa served as Director of the New York City Mayor’s Office of Sustainability, where she led the pathbreaking OneNYC long term sustainability plan for the city. As chief sustainability officer for New York, she oversaw programs in climate, energy, sustainability, air quality and public health, waste, green buildings, transportation, public education and other initiatives. In 2016, she returned to Columbia University as an adjunct professor at the School of International and Public Affairs, as well as Director of the Urban Sustainability and Equity Planning Program with Columbia’s Center for Sustainable Urban Development at the Earth Institute. She currently is a visiting professor at SciencesPo, an international research university in Paris. In 2006, she founded Columbia’s Office of Environmental Stewardship, one of the first in the United States for a university. She also served as Chief Administrative Officer at the Columbia Journalism School from 2012-2014. Before joining Columbia, Mesa served in environmental leadership roles at the White House Council on Environmental Quality, the U.S. Air Force, the U.S. Environmental Protection Agency, and the California Attorney General’s office. She is the co-author of a book to be published next year on climate and collaboration, as well as a contributor to the recently published “Smarter New York City: How City Agencies Innovate.” (Columbia University Press). She is a graduate of Harvard Law School and Northwestern University.

“We greatly value Ms. Mesa’s outstanding achievements and executive management experience,” said Martine Rothblatt, Ph.D., United Therapeutics’ Chairman and Chief Executive Officer. “At United Therapeutics, we take our environmental stewardship responsibilities seriously, and Ms. Mesa will provide invaluable insight as we continue to operate and grow our business in an environmentally sustainable fashion.”

“I am delighted to be joining a team so dedicated and accomplished at solving some of the most difficult challenges in healthcare in a sustainable way,” said Mesa. “When it came time to build their new office and laboratory building in Silver Spring, Maryland, they incorporated environmental stewardship with integrity and innovation, and I look forward to contributing to their future.”

About United Therapeutics

United Therapeutics Corporation focuses on the strength of a balanced, value-creating biotechnology model. We are confident in our future thanks to our fundamental attributes, namely our obsession with quality and innovation, the power of our brands, our entrepreneurial culture and our bioinformatics leadership. We also believe that our determination to be responsible citizens — having a positive impact on patients, the environment and society — will sustain our success in the long term.

Through our wholly-owned subsidiary, Lung Biotechnology PBC, we are focused on addressing the acute national shortage of transplantable lungs and other organs with a variety of technologies that either delay the need for such organs or expand the supply. Lung Biotechnology is the first public benefit corporation subsidiary of a public biotechnology or pharmaceutical company. [uthr-g]

Forward-Looking Statements

Statements included in this press release concerning the expected contributions of Ms. Mesa, as well as our company’s growth prospects, are “forward-looking statements” within the meaning of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, which could cause actual results to differ materially from anticipated results. We are providing this information as of November 1, 2018, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.